UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2011

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 2, 2011, the Board of Directors of CHS Inc. (the "Company") approved a new Global Code of Conduct that applies to all directors, officers and employees of the Company (the "New Code"), effective January 2, 2012. As of its effective date the New Code will supplement the Company’s existing compliance program (that is also considered the code of ethics for SEC purposes), which is made up of 31 separate policies applicable to all of the Company’s directors, officers and employees (the "Existing Code").

The New Code was adopted to achieve a comprehensive, global code of ethics applicable to the Company’s employees wherever located. The New Code and the Existing Code generally address the same topics and no material substantive changes are reflected in the New Code as it applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller. The New Code was expanded to cover certain local international legal requirements that are not addressed in the Existing Code.

The Existing Code (copies of which the Company has undertaken to provide to any person, without charge, upon request in the manner described in the Company’s most recently filed Annual Report on Form 10-K) will remain in effect until otherwise modified or amended. As of January 2, 2012, the Company will also provide a copy of the New Code to any person, without charge, upon request in the same manner described in the Company’s most recently filed Annual Report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

November 7, 2011	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer